Exhibit 99.1

FOR IMMEDIATE RELEASE:

PGT ANNOUNCES RIGHTS OFFERING

NORTH VENICE, Fla., January 28, 2010.-- PGT, Inc. (Nasdaq:  PGTI) announced today that on January 27, 2010, its board of directors declared a special dividend consisting of rights to purchase shares of the Company’s common stock with an aggregate value of approximately $30 million.

“We have a long history of successfully outperforming the overall housing market, particularly in down periods where a differentiated product offering and high levels of service make a substantial difference.  Equity capital raised in this rights offering will help us continue our market share gains and drive strong performance through geographic expansion, new product introductions and improved manufacturing capabilities,” said Rod Hershberger, President and Chief Executive Officer of PGT.  “The proceeds from this offering, together with the cash we have today, provide us with ample flexibility to continue outperforming the market and expand our business.” The net proceeds from the rights offering will be used to repay indebtedness and effectuate the previously announced amendment to PGT’s Second Amended and Restated Credit Agreement and for general corporate purposes.  The amendment to the Company’s Credit Agreement, among other things, relaxes certain financial covenants and provides the Company with greater financial and operating flexibility.

PGT will distribute to each holder of record of the Company’s common stock as of close of business on February 8, 2010, at no charge, one non-transferable subscription right for every 1.75 shares of common stock.  Each whole subscription right will entitle its holder to purchase one share of PGT’s common stock at the subscription price of $1.50 per share.  PGT expects to distribute the subscription rights to stockholders on or about February 12, 2010, after the registration statement relating to the rights offering is declared effective by the United States Securities and Exchange Commission. The rights offering will expire at 5:00 p.m. on March 12, 2010, unless extended by PGT’s board of directors.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but has not yet become effective.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus.  When available, copies of the prospectus may be obtained from PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Tel.: (941) 480-1600, Attention: Corporate Secretary.

About PGT:

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. Founded in 1980, the company employs approximately 1,150 at its manufacturing, glass laminating and tempering plants in Florida and North Carolina. Utilizing the latest designs and technology, PGT products are ideal for new construction and replacement projects serving the residential, commercial, high-rise and institutional markets. PGT's product line includes a variety of aluminum and vinyl windows and doors. Product brands include WinGuard (R); SpectraGuard (TM); PremierVue (TM); PGT Architectural Systems; and Eze-Breeze(R). PGT Industries is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI). For additional information, or to find a distributor near you, visit pgtindustries.com or call 800-284-6019.

Forward-looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions, or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results’ being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.  PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks, and uncertainties contained therein.

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SOURCE: PGT, Inc.

PGT, Inc.
Jeffrey T. Jackson, EVP/CFO
941-486-0100, ext. 22786
jjackson@pgtindustries.com